As filed with the Securities and Exchange Commission on June 30, 1999
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                        VERTEX COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)

            TEXAS                                                75-1982974
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               ------------------

     2600 N. LONGVIEW STREET
           KILGORE, TEXAS                                           75662
(Address of Principal Executive Offices)                           (Zip Code)

                               ------------------

                        VERTEX COMMUNICATIONS CORPORATION
                    1995 STOCK COMPENSATION PLAN, AS AMENDED
                            (Full Title of the Plan)

                               ------------------

             J. REX VARDEMAN                                    Copy to:
  President and Chief Executive Officer                    BILL R. WOMBLE, ESQ.
    Vertex Communications Corporation                    Thompson & Knight, P.C.
       2600 North Longview Street                          1700 Pacific Avenue
          Kilgore, Texas 75662                                Suite 3300
(Name and Address of Agent for Service)                 Dallas, Texas 75201-4693
                                                             (214) 969-1700

           (903) 984-0555
(Telephone Number, including area code,
        of Agent for Service)

                               ------------------

                                   CALCULATION OF REGISTRATION FEE
=====================================================================================================================
         TITLE              AMOUNT           PROPOSED MAXIMUM           PROPOSED MAXIMUM            AMOUNT OF
   OF SECURITIES TO          TO BE            OFFERING PRICE                AGGREGATE              REGISTRATION
    BE REGISTERED         REGISTERED           PER SHARE(1)             OFFERING PRICE(1)              FEE
---------------------------------------------------------------------------------------------------------------------
    Common Stock,
    $.10 par value         1,000,000
      per share           Shares (2)            $13.59375                $13,593,750.00             $3,779.06
=====================================================================================================================


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Common Stock of Vertex Communications Corporation, as reported on the New York Stock Exchange on June 28, 1999, as reported in the June 29, 1999 edition of The Wall Street Journal.

(2) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to the shares covered hereby are also being registered hereunder.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed or to be filed by Vertex Communications Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, which incorporates by reference the consolidated financial statements of the Registrant and its subsidiaries and certain supplementary data for the fiscal year ended September 30, 1998, together with the report thereon of Arthur Andersen LLP, independent public accountants.

         (2) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended January 1, 1999, and April 2, 1999, respectively.

         (3) The description of the Common Stock of the Registrant contained in its Registration Statement on Form 8-A heretofore filed with the Commission on March 23, 1998, and declared effective pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

-----------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Thompson & Knight, P.C., Dallas, Texas. Bill R. Womble, a shareholder of Thompson & Knight, P.C., beneficially owned 25,550 shares of the Registrant's Common Stock as of June 28, 1999, including 10,000 shares which may be acquired upon the exercise of outstanding options within sixty days of such date.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Texas corporation. Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act authorizes Texas corporations, such as the Company, to eliminate or limit, pursuant to a provision in their articles of incorporation, the liability of directors thereof to the corporation and its shareholders for certain acts or omissions in the director's capacity as a director, subject to certain limitations. Reference is made to Article Thirteen of the Company's Restated Articles of Incorporation, as amended, which are incorporated herein as Exhibit 4.1, that eliminates the liability of directors of the Company for monetary damages for certain acts or omissions, subject to certain limitations. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

         Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify any director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director or officer, provided that the director or officer (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests or (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if the person is found liable to the corporation or if the person is found liable on the basis that he improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with the proceeding in which he is named defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding.

         Texas law also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under
Article 2.02-1.

         The Company's Restated Articles of Incorporation, as amended, and Bylaws, as amended provide for the indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Texas Business Corporation Act. The Company has also entered into indemnification agreements with each of its directors and certain of its officers that contractually provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitees' receipt of such benefits.

         The above discussions of Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, Article 2.02-1 of the Texas Business Corporation Act and of the Company's Restated Articles of Incorporation and Bylaws are not intended to be exhaustive and each is respectively qualified in its entity by reference to the applicable statute and the Company's Restated Articles of Incorporation and Bylaws, as amended.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The following documents are filed as Exhibits herewith pursuant to Item 601 of Regulation S-K or are incorporated in this Registration Statement by reference to previous filings with the Commission as noted.

         EXHIBIT
          NUMBER                            DESCRIPTION OF EXHIBIT
         -------                            ----------------------
          4.1(1)     Restated Articles of Incorporation, as amended, of the Registrant

          4.2(2)     Bylaws, as amended, of the Registrant

          4.3(3)     Specimen Common Stock Certificate

          5.1(6)     Opinion of Thompson & Knight, P.C. regarding legality of shares

         10.1(4)     Vertex Communications Corporation 1995 Stock Compensation Plan

         10.2(5)     First Amendment to Vertex Communications Corporation 1995 Stock Compensation Plan

         23.1(6)     Consent of independent public accountants

         23.2(6)     Consent of counsel (included in the opinion of Thompson & Knight, P.C. filed herewith as Exhibit 5.1)

         24.1(6)     Power of Attorney (included on the signature page of this Registration
                     Statement)

------------------------

(1) Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 dated May 22, 1998, as amended, which Exhibit is hereby incorporated herein by reference.

(2) Filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 dated May 22, 1998, as amended, which Exhibit is hereby incorporated herein by reference.

(3) Filed as Exhibit 3 to the Registrant's Registration Statement on Form 8-A dated March 23, 1999, which Exhibit is hereby incorporated herein by reference.

(4) Filed as Exhibit A to the Registrant's definitive Proxy Statement in connection with the solicitation of proxies for its 1995 Annual Meeting of Shareholders (Commission File No. 0-15277), which Exhibit is hereby incorporated herein by reference.

(5) Filed as Exhibit A to the Registrant's definitive Proxy Statement in connection with the solicitation of proxies for its 1999 Annual Meeting of Shareholders (Commission File No. 0-15277), which Exhibit is hereby incorporated herein by reference.

(6)   Filed herewith.

ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kilgore, State of Texas, on June 30, 1999.

                                 VERTEX COMMUNICATIONS CORPORATION
                                            (Registrant)

                                 By:       /s/ J. Rex Vardeman
                                     -------------------------------------------
                                            J. Rex Vardeman
                                           Chairman of the Board,
                                     President and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the below signed officers and directors of Vertex Communications Corporation ("Registrant"), do hereby constitute and appoint J. Rex Vardeman, with full power of substitution, our true and lawful attorney and agent, to do any and all acts and things in our names in the capacities indicated which J. Rex Vardeman may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but not limited to, the power and authority to sign for us, or any of us, in our names in the capacities indicated, and any and all amendments (including post-effective amendments) to this Registration Statement; and we do hereby ratify and confirm all that J. Rex Vardeman shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

         SIGNATURE                                   TITLE                                    DATE
         ---------                                   -----                                    ----
/s/ J. Rex Vardeman                  Chairman of the Board, President, Chief              June 30, 1999
-----------------------------        Executive Officer (Principal Executive
    J. Rex Vardeman                  Officer) and Director

/s/ A. Don Branum                    Senior Vice President and Director                   June 30, 1999
-----------------------------
    A. Don Branum

/s/ James D. Carter                  Vice President and Chief Financial Officer           June 30, 1999
-----------------------------        (Principal Financial and Accounting Officer),
    James D. Carter                  Treasurer  and Director

/s/ Bill R. Womble                                 Director                               June 30, 1999
-----------------------------
    Bill R. Womble

/s/ Donald E. Heitzman, Sr.                        Director                               June 30, 1999
-----------------------------
    Donald E. Heitzman, Sr.

/s/ John G. Farmer                                 Director                               June 30, 1999
-----------------------------
    John G. Farmer

/s/ Rein Luik                                      Director                               June 30, 1999
-----------------------------
    Rein Luik

                                INDEX TO EXHIBITS

         EXHIBIT
          NUMBER                            DESCRIPTION OF EXHIBIT
         -------                            ----------------------
          4.1(1)     Restated Articles of Incorporation, as amended, of the Registrant

          4.2(2)     Bylaws, as amended, of the Registrant

          4.3(3)     Specimen Common Stock Certificate

          5.1(6)     Opinion of Thompson & Knight, P.C. regarding legality of shares

         10.1(4)     Vertex Communications Corporation 1995 Stock Compensation Plan

         10.2(5)     First Amendment to Vertex Communications Corporation 1995 Stock Compensation Plan

         23.1(6)     Consent of independent public accountants

         23.2(6)     Consent of counsel (included in the opinion of Thompson & Knight, P.C. filed herewith as Exhibit 5.1)

         24.1(6)     Power of Attorney (included on the signature page of this Registration
                     Statement)

------------------------

(1) Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 dated May 22, 1998, as amended, which Exhibit is hereby incorporated herein by reference.

(2) Filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 dated May 22, 1998, as amended, which Exhibit is hereby incorporated herein by reference.

(3) Filed as Exhibit 3 to the Registrant's Registration Statement on Form 8-A dated March 23, 1999, which Exhibit is hereby incorporated herein by reference.

(4) Filed as Exhibit A to the Registrant's definitive Proxy Statement in connection with the solicitation of proxies for its 1995 Annual Meeting of Shareholders (Commission File No. 0-15277), which Exhibit is hereby incorporated herein by reference.

(5) Filed as Exhibit A to the Registrant's definitive Proxy Statement in connection with the solicitation of proxies for its 1999 Annual Meeting of Shareholders (Commission File No. 0-15277), which Exhibit is hereby incorporated herein by reference.

(6)   Filed herewith.